Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended September 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(33,783)
Unrealized Gain (Loss) on Market Value of Futures	23,563
Dividend Income	1,544
Interest Income	7,498
ETF Transaction Fees	350
Total Income (Loss)	$(828)

Expenses
General Partner Management Fees	$3,334
Professional Fees	4,304
Brokerage Commissions	153
Non-interested Directors' Fees and Expenses	50
Prepaid Insurance Expense	59
NYMEX License Fee	67
Total Expenses	7,967
Expense Waiver	(3,967)
Net Expenses	$4,000
Net Income (Loss)	$(4,828)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 9/1/18	$5,663,619
Withdrawals (50,000 Shares)	(461,270)
Net Income (Loss)	(4,828)

Net Asset Value End of Month	$5,197,521
Net Asset Value Per Share (550,000 Shares)	$9.45

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596